     THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE OFFERED OR SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, RULE 144 OR RULE 144A UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

     THIS WARRANT CONTAINS RESTRICTIONS ON TRANSFERABILITY AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT AS PROVIDED HEREIN.

                             MEDI-JECT CORPORATION
                              1840 Berkshire Lane
                         Minneapolis, Minnesota  55441


                    WARRANT TO PURCHASE 2,500,000 SHARES OF
                  SERIES E JUNIOR CONVERTIBLE PREFERRED STOCK

     THIS CERTIFIES THAT, for value received, BECTON DICKINSON AND COMPANY or permitted assigns (the "Holder") is entitled to subscribe for and purchase TWO MILLION FIVE HUNDRED THOUSAND (2,500,000) shares (the "Shares") of the fully paid and nonassessable Series E Preferred Stock (as hereinafter defined) of MEDI-JECT CORPORATION, a Minnesota corporation (the "Company") at the Warrant Price as determined in accordance with the terms hereof, which shall initially be equal to $4.50 per share, subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, the term "Series E Preferred Stock" shall mean the Company's presently authorized Series E Preferred Stock, $.01 par value, and any stock into or for which such Series E Preferred Stock may be hereafter converted or exchanged.

     1.   Term.  The purchase right represented by this Warrant is exercisable,
          ----
in whole or in part, at any time and from time to time commencing on the date hereof and ending at the earlier of 5:00 p.m. Minnesota time (a) on the tenth
(10th) calendar anniversary hereof, (b) the seventh (7th) calendar anniversary of the date the Company completes an offering of shares of its capital stock to the public pursuant to a registration statement filed and declared effective by the Securities and Exchange Commission pursuant to the Act in which the gross proceeds received by the Company equal or exceed $10,000,000 and the per share purchase price to the public equals or exceeds $6.00 (as adjusted for Recapitalization Events, as defined in Paragraph 4) or (c) in the event the Development and License Agreement between the Company and Becton Dickinson and Company ("BD") dated as of January 1, 1996 (the "Development Agreement") is terminated by BD prior to the date BD provides an aggregate of $2,400,000 of funding to the Company thereunder, other than a termination by BD for material breach by the Company, the date of such termination and (d) upon the occurrence of the event set forth in Section 3.1(b) of the Development Agreement or (e) upon the termination of the Development Agreement pursuant to Section 12.5 thereof.

     2.   Method of Exercise; Payment; Issuance of New Warrant.  Subject to
          ----------------------------------------------------
Paragraph 1 hereof, the purchase right represented by this Warrant may be exercised by the Holder, in whole or in part and from time to time, by either, at the election of the Holder, (a) the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and by the payment to the Company, by check, of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased, or (b) if in connection with a registered public offering of the Company's securities, the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A-1 duly executed) at the principal office of the Company together with notice of arrangements reasonably satisfactory to the Company for payment to the Company either by check or from the proceeds of the sale of shares to be sold by the Holder in such public offering of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased. The person or person in whose name(s) any certificate(s) representing the Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the Holder as soon as possible and in any event within fifteen days of receipt of such notice and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder as soon as possible and in any event within such fifteen-day period. Notwithstanding anything to the contrary contained herein, the minimum number of Shares as to which this Warrant may be exercised hereunder shall be the lower of (i) 100,000 Shares or (ii) the remaining number of Shares for which this Warrant may be exercised.

     3.   Stock Fully Paid; Reservation of Shares.  All Shares that may be
          ---------------------------------------
issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all preemptive rights, taxes, liens and charges with respect to the issue thereof; provided that the Company shall not be required to pay any withholding taxes with respect to the issue of shares or any transfer taxes with respect to the issue of shares in any name other than that of the registered holder hereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Series E Preferred Stock and the Common Stock of the Company, par value $.01 per share (the "Common Stock") into which it may be converted to provide for the exercise (and any subsequent conversion into Common Stock) of the rights represented by this Warrant. The Company shall at all times take all such action and obtain all such permits or orders as may be necessary to enable the Company lawfully to issue such shares of Series E Preferred Stock and the Common Stock into which it may be converted as duly and validly issued, fully paid and nonassessable shares upon exercise in full of this Warrant by Holder.

     4.   Adjustment of Warrant Price and Number of Shares.  The number and kind
          ------------------------------------------------
of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events.

          4.1  Definitions.  For purposes of this Warrant, the following
               -----------
definitions shall apply:

          "Common Stock Equivalents" shall mean Convertible Securities and rights entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock without the payment of any consideration by such holder for such additional shares of Common Stock or Common Stock Equivalents.

          "Common Stock Outstanding" shall mean the aggregate of all Common Stock outstanding and all Common Stock issuable upon exercise of all outstanding Options and conversion of all outstanding Convertible Securities.

          "Convertible Securities" shall mean any indebtedness or shares of stock convertible into or exchangeable for Common Stock, including, without limitation, Series A, Series B, Series C, Series D and Series E Preferred Stock.

          "Conversion Date" shall mean the date the Series E Preferred Stock is automatically converted into Common Stock pursuant to the terms of the Certificate of Designations setting forth the rights and preferences of the Series E Preferred Stock.

          "Current Warrant Price" shall mean the Warrant Price immediately before the occurrence of any event, which, pursuant to this Warrant, causes an adjustment to the Warrant Price.

          "Issuance Date" shall mean the date hereof.

          "Warrant Price" shall mean the price, determined pursuant to this Warrant, at which shares of Common Stock shall be deliverable upon exercise of this Warrant.

          "Options" shall mean any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

          "Recapitalization Events" shall mean stock splits, stock dividends, recapitalizations, reclassifications and similar events.

          "Warrant Price" shall mean the price, determined pursuant to this Warrant, at which shares of Common Stock shall be deliverable upon exercise of this Warrant, which, as of the date hereof and at all times prior to the Conversion Date, shall be equal to $4.50 per share, as of the Conversion Date, shall be determined in accordance with Section 5 and thereafter shall be subject to adjustment as provided in Section 4.

          4.2  Adjustments to Warrant Price.  Subject to Paragraph 4.2.8, the
               ----------------------------
Warrant Price in effect from time to time shall be subject to adjustment in certain cases as follows:

               4.2.1  Issuance of Securities.  Subject to Paragraph 4.2.10,
                      ----------------------
in case the Company shall at any time after the Issuance Date issue or sell any Common Stock without consideration, or for a consideration per share less than the lower of (a) $3.00 (as adjusted for Recapitalization Events), or (b) the Current Warrant Price, (such lower amount is referred to as the "Adjustment Price") then, and thereafter successively upon each such issuance or sale, the Current Warrant Price shall simultaneously with such issuance or sale be adjusted and shall be equal to (i) the Current Warrant Price, multiplied by
(ii) a fraction, the numerator of which shall be an amount equal to the sum of
(a) the number of shares of Common Stock Outstanding immediately prior to such issuance or sale multiplied by the Adjustment Price, and (b) the total consideration payable to the Company upon such issuance or sale of such shares and such purchase rights and upon the exercise of such purchase rights, and the denominator of which shall be the amount determined by multiplying (aa) the number of shares of Common Stock Outstanding immediately after such issuance or sale by (bb) the Adjustment Price; provided, however, that the Warrant Price
                                   --------  -------
shall at no time exceed $4.50 (as adjusted for Recapitalization Events).

          For the purposes of this subparagraph 4.2.1, the following provisions shall also be applicable:

               4.2.1.1  Cash Consideration.  In case, following the Issuance
                        ------------------
Date, of the issuance or sale of additional Common Stock for cash, the consideration received by the Company therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if such shares are offered by the

Company for subscription, the subscription price, or, if such shares are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price), without deducting therefrom any compensation or discount paid or allowed to underwriters or dealers or others performing similar services or for any expenses incurred in connection therewith.

               4.2.1.2  Non-Cash Consideration.  In case, following the Issuance
                        ----------------------
Date, of the issuance (otherwise than upon conversion or exchange of Convertible Securities) or sale of additional Common Stock, Options or Convertible Securities for a consideration other than cash or a consideration a part of which shall be other than cash, the fair value of such consideration as determined by the board of directors of the Company in the good faith exercise of its business judgment, irrespective of the accounting treatment thereof, shall be deemed to be the value, for purposes of this Paragraph 4, of the consideration other than cash received by the Company for such securities.

               4.2.1.3  Options and Convertible Securities.  In case, following
                        ----------------------------------
the Issuance Date, the Company shall in any manner issue or grant any Options or any Convertible Securities, the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (regardless of when such Convertible Securities first become convertible or exchangeable) shall (as of the date of issue or grant of such Options or, in the case of the issue or sale of Convertible Securities other than where the same are issuable upon the exercise of Options, as of the date of such issue or sale) be deemed to be issued and to be outstanding for the purpose of this Warrant and to have been issued for the sum of the amount (if any) paid for such Options or Convertible Securities and the amount (if any) payable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities as of the date such securities are first issued regardless of when such securities first become convertible or exchangeable; provided that, subject to the provisions of Paragraph 4.2.2, no further adjustment of the Warrant Price shall be made upon the actual issuance of any such Common Stock or Convertible Securities or upon the conversion or exchange of any such Convertible Securities.

               4.2.2  Change in Option Price or Conversion Rate.  If the
                      -----------------------------------------
purchase price provided for in any option referred to in subparagraph 4.2.1.3, or the rate at which any Convertible Securities referred to in subparagraph
4.2.1.3 are convertible into or exchangeable for shares of Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Current Warrant Price in effect at the time of such event shall forthwith be readjusted to the Warrant Price that would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. If the purchase price provided for in any such Option referred to in subparagraph 4.2.1.3, or the additional consideration (if any) payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 4.2.1.3, or the rate at which any Convertible Securities referred to in subparagraph 4.2.1.3 are convertible into or exchangeable for shares of Common Stock, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of shares of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Current Warrant Price then in effect hereunder shall, upon issuance of such shares of Common Stock, be adjusted to such amount as would have obtained had such Option or Convertible Security never been issued and had adjustments been made only upon the issuance of the shares of Common Stock delivered as aforesaid and for the consideration actually received for such Option or Convertible Security and the Common Stock.

               4.2.3  Termination of Option or Conversion Rights.  In the event
                      ------------------------------------------
of the termination or expiration of any right to purchase Common Stock under any Option or of any right to convert or exchange Convertible Securities, the Current Warrant Price shall, upon such termination, be changed to the Warrant Price that would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the shares of Common Stock issuable thereunder shall no longer be deemed to be Common Stock Outstanding.

               4.2.4  Stock Splits, Dividends, Distributions and Combinations.
                       -------------------------------------------------------
If the Company should at any time or from time to time after the Issuance Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Series E Preferred Stock or Common Stock or the determination of holders of Series E Preferred Stock or Common Stock entitled to receive a dividend or other distribution payable in additional shares of Series E Preferred Stock or Common Stock or Common Stock Equivalents, then, following such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Warrant price shall be appropriately decreased so that the number of shares of Series E Preferred Stock or Common Stock issuable on exercise of this Warrant shall be increased in proportion to such increase in the number of outstanding shares of Series E Preferred Stock or Common Stock (including for this purpose, Common Stock Equivalents) determined in accordance with Paragraph 4.2. If the number of shares of Series E Preferred Stock or Common Stock outstanding at any time after the Issuance Date is decreased by a combination of the outstanding shares of Series E Preferred Stock or Common Stock, then, following the record date of such combination, the Warrant Price shall be appropriately increased so that the number of shares of Series E Preferred Stock or Common Stock issuable on exercise of this Warrant shall be decreased in proportion to such decrease in the number of Series E Preferred Stock or outstanding shares of Common Stock.

               4.2.5  Other Dividends.  If the Company, following the Issuance
                      ---------------
Date, shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subparagraph 4.2.1.3, then, in each such case for the purpose of this Paragraph 4.2.5, provision shall be made so that the Holder shall receive upon exercise of this Warrant, in addition to the Shares receivable thereupon, a proportionate share of any such distribution as though it were the holder of the number of shares of Series E Preferred Stock or Common Stock of the Company had this Warrant been exercised as of the record date fixed for the determination of the holders of Series E Preferred Stock or Common Stock of the Company entitled to receive such distribution.

               4.2.6  Recapitalizations.  If at any time or from time to time,
                      -----------------
following the Issuance Date, there shall be a recapitalization of the Series E Preferred Stock or Common Stock (other than a subdivisions, combination or merger or a sale of assets transaction provided for elsewhere in this Paragraph
4) provision shall be made so that the Holders shall thereafter be entitled to receive upon exercise of this Warrant the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Series E Preferred Stock or Common Stock deliverable upon exercise of this Warrant would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Paragraph 4 with respect to the rights of the Holders after the recapitalization to the end that the provisions of this Paragraph 4 (including adjustment of the Warrant Price then in effect and the number of shares purchasable upon exercise) shall be applicable after that event as nearly equivalent as may be practicable to their application prior to such event.

               4.2.7  Successive Changes.  The above provisions of this
                      ------------------
Paragraph 4 shall similarly apply to successive issuances, changes, sales, dividends or other distributions, subdivisions and combinations on or of the Series E Preferred Stock or Common Stock after the Issuance Date.

               4.2.8  Other Events Reducing Warrant Price.  Upon the occurrence
                      -----------------------------------
of any event not specifically denominated in this Paragraph 4 as altering the Warrant Price that, in the reasonable exercise of the business judgment of the Board of Directors, requires, on equitable principles, the reduction of the Warrant Price, the Warrant Price will be equitably reduced.

               4.2.9  No Impairment.  The Company will not take any action, by
                      -------------
amendment of its Articles of Incorporation, including the filing of a certificate of designations, or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, the purpose of which, in whole or in part, is to avoid or seek to avoid the observance or performance of the intents and purposes any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the intents and purposes of the provisions of this Paragraph 4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

               4.2.10  Excluded Events.  Notwithstanding anything in this
                       ---------------
Paragraph 4 to the contrary, the Warrant Price shall not be adjusted by virtue of (a) the conversion of shares of Series A, B, C, D or E Preferred Stock into shares of Common Stock or the exercise of any option or warrant outstanding on the date hereof (none of which contain any antidilution provisions), (b) the repurchase of shares from the Company's employees, consultants, officers or directors at such person's cost (or at such other price as may be agreed to by the Company's board of directors), (c) the issuance and sale of, or the grant of options to purchase following the date hereof, an aggregate of not more than 115,700 shares of Common Stock, or such greater number of shares of Common Stock as shall be approved by a majority of the Board of Directors of the Company, including the member of the Board of Directors elected by the holders of the Company's Series C, D and E Preferred Stock pursuant to the terms of the Certificate of Designations setting forth the rights and preferences thereof, to employees, advisors, directors, officers or consultants of the Company and its subsidiaries at a price which is less than the Adjustment Price at the time of such issuance or sale (all as determined in accordance with this Paragraph 4) and none of such shares shall be included in any manner in the computation from time to time of the Warrant Price under subparagraph 4.2 or in the number of shares of Common Stock outstanding for purposes of such computation or (d) any issuance of any Common Stock, any declaration of any distribution or dividend, any recapitalization or any other event for which an appropriate adjustment in the Conversion Price of the Series E Preferred Stock shall have been made pursuant to the terms of the Certificate of Designations setting forth the rights and preferences of the Series E Preferred Stock.

               4.2.11  Certificate as to Adjustments.  In the case of each
                       -----------------------------
adjustment or readjustment of the Warrant Price pursuant to this Paragraph 4, the Company will promptly compute such adjustment or readjustment in accordance with the terms hereof and cause a certificate setting forth such adjustment or readjustment, and showing in detail the facts upon which such adjustment or readjustment is based to be delivered to the holder of this Warrant. The Company will upon the written request at any time of the holder of this Warrant, furnish or cause to be furnished to such holder a certificate setting forth:

               (a)   such adjustment and readjustment;

               (b)   the Warrant Price at the time in effect; and

               (c) the number of Shares receivable upon the exercise of this Warrant.

     5.   Conversion into Company Stock.  In the event that all of the shares of
          -----------------------------
the Company's outstanding Series E Preferred Stock are converted into shares of Common Stock pursuant to the Company's Articles of Incorporation prior to the exercise (in whole or in part) of this Warrant, this Warrant shall automatically become exercisable for a number of shares of Common Stock that the Holder would have received had this Warrant, to the extent not previously exercised in part prior to such date, been exercised for Series E Preferred Stock immediately prior to the first date of the Series E Preferred Stock was so converted. In the event that this Warrant shall become exercisable for Common Stock, all references in this Warrant to Series E Preferred Stock shall thereafter be deemed to mean and include Common Stock. Upon the automatic conversion of the Series E Preferred Stock, the Warrant Price shall be recalculated and shall be equal to (i) $4.50 times the number of shares of Series E Preferred Stock purchasable immediately prior to the conversion, divided by (ii) the number of shares of Common Stock that such shares of Series E Preferred Stock would be converted into upon the conversion thereof as of such date.

     6.   Fractional Shares.  No fractional shares of Series E Preferred Stock
          -----------------
will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the current market price of such Shares then in effect as determined in good faith by the Company's Board of Directors.

     7.   No Privilege of Stock Ownership.  Prior the to exercise of this
          -------------------------------
Warrant, the Holder shall not be entitled, by virtue of holding this Warrant, to any rights of a stockholder of the Company, including (without limitation) the right to vote, receive dividends or other distributions, or exercise preemptive rights, and the Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. Nothing in this Paragraph 7, however, shall limit the right of the Holder to be provided the notices described in this Warrant, hereof, or to participate in distributions described in Paragraph 4 hereof if the Holder ultimately exercises this Warrant. Notwithstanding the foregoing, the Company will transmit to the Holder such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution thereof to the shareholders.

     8.   Limitation of Liability.  Except as otherwise provided herein, in the
          -----------------------
absence of affirmative action by the Holder hereof to purchase the Shares, no mere enumeration herein of the rights or privileges of the Holder hereof shall give rise to any liability of Holder for the purchase price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     9.   Transfer of Warrant.
          -------------------

          9.1 The Company will maintain a register (the "Warrant Register") containing the name and address of the Holder. Holder may change its address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the

Holder as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

          9.2 This Warrant shall be non-assignable and otherwise non-transferable except as specifically permitted and in accordance with the terms
hereof.   Subject to the provisions of this Warrant, specifically including paragraph 10, and compliance with the Act, title to this Warrant may be transferred in whole or in part by endorsement (by the Holder executing the Transfer Form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery at any time after the termination or expiration of the Development Agreement (as defined in paragraph
1), provided that this Warrant shall not be transferable other than to (a) an
    -------- ----
Affiliate (as defined in Rule 12b of the Securities Exchange Act of 1934, as amended) of the Holder, or to a successor or assignee of substantially all of the Holder's assets or (b) any transferee who, together with such transferees' affiliates, (i) does not acquire from the Holder the right to buy in excess of 500,000 shares pursuant to this Warrant or the Option issued on the date hereof and (ii) acquires not less than the lesser of (A) the right to purchase 100,000 shares of Series E Preferred Stock or Common Stock or (B) the remaining number of shares subject to the Warrant. This Warrant may not be transferred or assigned without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company).

          9.3 On surrender of this Warrant for exchange, properly endorsed on the Transfer Form and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers and contained in this Paragraph 9 and Paragraph 10, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the transferee or as the transferee (on payment by the transferee of any applicable transfer taxes) may direct, or the number of shares issuable upon exercise hereof.

          9.4 The Holder, by acceptance hereof, acknowledges that this Warrant and the Shares to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Act or exercise hereof except under circumstances that will not result in a violation of the Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if reasonably requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Shares so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

     10.  Right of First Offer.  Prior to making any transfer of all or any
          --------------------
portion of the Warrant, the Holder will first offer to transfer the Warrant or such portion thereof to the Company by sending notice to the Company of its intent to transfer the Warrant or a portion thereof. The Company shall then have the assignable option, within 30 days following the receipt of such notice, to offer to purchase all or any portion of the Warrant subject to transfer referred to in such notice, specifying the purchase price to be paid therefore and the other material terms of such purchase (the "Offer"). The Holder shall have a period of 30 days from its receipt of an Offer to determine whether to accept such Offer. In the event the Holder determines to accept the Offer, the closing of the sale of the Warrant (or such portion thereof referred to in the Offer) shall occur within 45 days of the date the Holder notifies the Company of its intent to accept the Offer. In the event the Holder does not accept the Offer, subject to the terms of Section 9.2, the Holder shall have the right to transfer the Warrant, or the portion thereof referred to in the notice, on any terms more favorable than the terms of the Offer, to any person or entity who enters into a binding agreement with the Holder for such purchase, or who so purchases the Warrant, or such portion thereof, within 150 days from the date that either the Holder received the Offer or the expiration of the time in which the Company had the right to make an Offer.

     11.  Registration Rights.  The holder the Warrant Shares is entitled to
          -------------------
the registration and other rights set forth in that certain Preferred Stock, Option and Warrant Purchase Agreement (subject to the conditions and limitations set forth therein) dated January 25, 1996 by and among the Company and Becton Dickinson and Company, as may be amended from time to time.

     12.  Notices.  Any notice, request or other document required or permitted
          -------
to be given or delivered to the Holder or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant.

     13.  Binding Effect on Successors.  This Warrant shall be binding upon any
          ----------------------------
corporation succeeding the Company by merger or consolidation and all of the obligations of the Company relating to the Series E Preferred Stock issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder. The Company will, at the same time of the exercise or conversion of this Warrant, in whole or in part, upon request of the Holder but at the Company's expense, acknowledge in writing its continuing obligation to the Holder hereof in respect of any rights (including, without limitation, any right to registration of the shares of Common Stock) to which the Holder hereof shall continue to be entitled after such exercise or conversion in accordance with this Warrant; provided, that the failure of the Holder to make any such request shall not affect the continuing obligation of the Company to the Holder in respect of such rights.

     14.  Lost Warrants or Stock Certificates.  The Company covenants to the
          -----------------------------------
Holder that upon receipt of evidence reasonably satisfactory to the Company of loss, theft, destruction, or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

     15.  Descriptive Headings.  The descriptive headings of the several
          --------------------
paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

     16.  Governing Law.  This Warrant shall be construed and enforced in
          -------------
accordance with, and the rights of the parties shall be governed by, the laws of the State of Minnesota.

     17.  Amendments and Waivers.  Any term of this Warrant may be amended, and
          ----------------------
the observance of any term of this Warrant may be waived (either generally or in a particular instance, and either retroactively or prospectively), with the written consent of the Company and the Holder. Any such amendment or waiver shall be binding on the Company and the Holder and any subsequent transferee of this Warrant.

                                         MEDI-JECT CORPORATION


                                         By  /s/  Franklin Pass
                                            -------------------------------

                                         Title:  President and CEO
                                                ---------------------------
                                         Address:
                                         1840 Berkshire Lane
                                         Minneapolis, Minnesota  55441

Dated:  January 25, 1996

                              NOTICE OF EXERCISE
                              ------------------



Medi-Ject Corporation
1840 Berkshire Lane
Minneapolis, Minnesota  55441

Gentlemen:

                                  (the "Investor") hereby elects to
     ----------------------------
purchase, pursuant to the provisions of the Warrant dated January 25, 1996, shares of the [Series E Preferred] [Common] Stock of Medi-Ject
- -----
Corporation, a Minnesota corporation.

     In exercising the Warrant, the undersigned hereby confirms and acknowledges
that the shares of          Stock to be issued upon exercise hereof are being
                   --------
acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell
or otherwise dispose of any such shares of             Stock except under
                                           -----------
circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

     Please issue a certificate or certificates representing said shares of

           Stock in the name of the undersigned.
- ----------

Dated:                 , 19
        ---------------    --



                                          ---------------------------------

                                          By:
                                              -----------------------------

                                          Name:
                                                 --------------------------

                                          Title:
                                                 --------------------------

                                          Address:
                                                   ------------------------

                                          ---------------------------------

                                  EXHIBIT A-1
                                  -----------

                              NOTICE OF EXERCISE
                              ------------------



To:  MEDI-JECT CORPORATION (the "Company")

     1. Contingent upon and effective immediately prior to the closing (the "Closing") of the Company's public offering contemplated by the Registration
Statement of Form S-  , filed               , 19  , the undersigned hereby
                    --        --------------    --
elects to purchase     shares of Common Stock (      shares of Series E
                   ---                         -----
Preferred Stock, as converted) of the Company (or such lesser number of shares as may be sold on behalf of the undersigned at the Closing) pursuant to the terms of the attached Warrant.

     2.   Please deliver to the custodian for the selling shareholders a stock
certificate representing such      shares.
                              ----

     3.   The undersigned has instructed the custodian for the selling
shareholder to deliver to the Company $    or, if less, the net proceeds due the
                                       ---
undersigned from the sale of shares in the aforesaid public offering. If such net proceeds are less than the purchase price for such shares, the undersigned agrees to deliver the difference to the Company prior to the Closing.



                                           ---------------------------------
                                                      (Signature)

- ---------------------
       (Date)

                                 TRANSFER FORM
                                 -------------


     FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Transferee named below all of the rights of the undersigned under the within Warrant, and does hereby irrevocably
constitute and appoint             to make such transfer on the books of
                       -----------
Medi-Ject Corporation, maintained for the purpose, with full power of substitution in the premises.

     The undersigned also represents that, by assignment hereof, the Transferee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof are being acquired for investment and that the Transferee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further the Transferee has acknowledged that upon exercise of this Warrant, the Transferee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or sale.

Dated:
        -----------------

                                 ----------------------------------

                                 By:
                                     ------------------------------

                                 Name:
                                       ----------------------------

                                 Title:
                                        ---------------------------

                                 Address:
                                          -------------------------

                                 ----------------------------------

                                 ----------------------------------

                                 By:
                                     ------------------------------

                                 Name:
                                       ----------------------------

                                 Title:
                                        ---------------------------

                                 Address:
                                          -------------------------

                                 ----------------------------------